Exhibit 10.27

FORMULA FOR DETERMINING 2019 TARGET PERFORMANCE SHARE UNIT ("PSU")
AND RESTRICTED STOCK UNIT ("RSU") AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS
The target number of PSUs and RSUs to be issued to each Named Executive Officer listed below for 2019 will be determined in accordance with the following formula:

2019 Target Number PSU Awards	=	Base Salary as of 1/1/19	x Long‑Term Incentive Target listed below	x 70%
Thirty-trading day average closing price of Ameren Corporation Common Stock on The New York Stock Exchange prior to the date of grant

2019 Target Number RSU Awards	=	Base Salary as of 1/1/19	x Long‑Term Incentive Target listed below	x 30%
Thirty-trading day average closing price of Ameren Corporation Common Stock on The New York Stock Exchange prior to the date of grant

NAMED EXECUTIVE OFFICER	LONG-TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY
Baxter	400%
Lyons	195%
Nelson	160%
Moehn	180%
Mark	170%
Diya	155%
Amirthalingam	100%